JOINT VENTURE AGREEMENT

This Agreement, made at the place and on the date herein below set forth, by and between

First Party,

Name:	GGSM INC., a Company ruled under the laws of the USA, with its registered office at: 2144 Whitekirk Way, Draper, Utah 84020

Registration Number:	EIN 98-0642269

Represented by:	Charmaine King, as CEO

Hereinafter called "First Party"

And Second Party,

Name:	TTM GLOBAL ENTERPRISES LTD., a company ruled under the laws of the United Kingdom, with its registered office at

Registration Number:	7706247

Represented by:	Michael Arnold, as CEO

Phone:	+44 208 548 9855
Mobile:	+44 7979343254

Hereinafter called "Second Party”

To Wit;

WHEREAS, THE FIRST PARTY is wishing to enter into a Joint Venture to invest into the Mining operation namely the Siguiri Mine concession, Guinea, Africa.

WHEREAS THE SECOND PARTY is wishing to enter into a Joint Venture by giving 30% share in the mining concession Siguiri, Guinea, Africa.

IT IS NOW, THEREFORE, AGREED by the undersigned parties to this Agreement that the various promises, covenants, warranties and undertakings set forth herein shall constitute good and valuable consideration, the receipt and adequacy of which the parties acknowledge by signing below. The parties hereto agree to work together in good faith, using their best efforts and resources as set forth below:

1.	The Purpose of this Agreement.

This Agreement is drawn for the express purpose of bringing the parties together to enter into a Joint Venture for the purposes of exploiting the resources namely Gold acquisition from the Siguiri Mine, Guinea, Africa.

2.	Term of Agreement

This Agreement shall become effective upon execution and shall continue to be in effect for a period of 3 months with automatically extension, The agreement may be adjusted from time to time by mutual agreement and must be signed off completely within 90 (Ninety) days if not, a written cancellation of the agreement is sent to the other party 20 (twenty) working days before the time period or until the obligations of each of the parties are fulfilled as set forth herein including any revisits to this Agreement, or until discharge or termination as set forth elsewhere herein. This Agreement shall be binding upon the parties, their Principals, Heirs, Successors, Assigns, Subsidiaries, Attorneys, Agents or any other party deriving or claiming to derive benefit here from, or becomes involved with it, or its subject matter in any way.

3.	Description of Transaction & Duties of the Parties.

The transactions intended by the parties hereto, and the duties of the various parties with respect to such transactions, are described as follows:

It shall be the responsibility of "First Party" to provide initially the requested cash ($250,000.00) Two Hundred and Fifty Thousand United States Dollars, with further investment and machinery as well as taking financial responsibility (ie. documentary fees, geological surveys etc.) as is necessary to ensure the success of this endeavor. This Joint Venture will be affected on condition that the “First Party” is able to raise and pay $1.5 million USD (One Million five Hundred Thousand US Dollars) towards start-up capital for this intended mining project.

Of the $1.5 million USD (One million Five Hundred Thousand US Dollars), $250,000 US Dollars will be paid by the “First Party” to the Second Party” as an effective buy-in, into the project and to acquire the 30% shareholding in the Joint Venture

The $1,250,000.00 (One million Two Hundred and Fifty Thousand US Dollars) that remains will be used for the immediate start-up of the concession and particularly for related mining equipment to be purchased and deployed on site.

The mentioned buy-in will be affected in two payments by the “First Party” to the “Second Party” $250,000.00 (Two Hundred and Fifty Thousand US Dollars) within 30 days of signature of Contract and the balance of $1,250,000.00 (One Million Two Hundred and Fifty Thousand US Dollars) payable within 90 days of initial investment.

(a)

It shall be the responsibility of the “Second Party” to ensure the investments made by the first party are utilized for the purpose of extracting Gold in all of its forms and that 30% of the yield/profits are for the benefit of GGSM Inc.

(b)

It shall be the responsibility of "Second Party" to cause administered files on a monthly base for the duration of this agreement, a listing of all ongoing transactions within/at the Siguiri or by TTM Global for Siguiri Mine will be minuted to the CEO of GGSM Inc. by email XXX@XXX.com

(c)

Phone, lease of office at London, and other costs for employees have to be paid jointly by the “First” and "SECOND PARTY". Landlines with a separate number have to be installed for GGSM INC at the office address in London to be reachable under the "First Party" name. Second party will also agree to act as forwarding office for messages for "First Party" XXXX office in the event First Party is not available.

(d)

First Party" Contracts can only be legally signed with binding effect by appointed board members of "FIRST PARTY" Failure to affect any of the two mentioned payments will render this contract null and void and result in the immediate cancellation thereof. In such a case any monies already paid over by the “First Party” to the “Second Party” will be forfeited unconditionally.

(e)

The remaining $ 1,250,000.00 (One million Two Hundred and Fifty Thousand US Dollars) must be available towards project implementation and the purchase of mining equipment within 90 days of signature of Contract. The “First Party does not have to pay this over to TTm Global Enterprises Limited and can choose to make direct payments towards service providers for mining equipment and related services for this mining project.

(f)

The “First Party” will be wholly responsible for the repayment of this initial $250,000.00 investment to its funders / investors, including any interest, dividends, profit share or other, and irrespective of whether the “First Party” effects this repayment from its 30% shareholding in the Siguiri Mining Concession or from other sources. The “Second Party” has no responsibility or financial obligations on this issue.

(g)	GGSM Mining Limited will assume responsibility for and hold all the rights in relation to the handling, export and / or selling of all gold produced by the mining operations of Siguiri Mining.

(h)	The “First” and “Second Party” will combine efforts to identify and appoint capable managers and workers to do the physical mining in Guinea.

4.	Profits, Costs & Distribution of Profits.

(a)

The parties hereto agree that all net profits to be disbursed between the parties, with this Agreement, shall upon each transaction be paid by the settling Bank directly to the accounts of the parties to this Agreement as follows, within 48 hours and during the term of this Agreement:

	1.	30% (Thirty percent) of all profits to First Party

	2.	0% (Seventy percent of all profits to Second Party

(b)

In consideration of the Rights to be transferred to the “First Party” as a result of this Joint Venture Agreement, the Second Party agrees to fulfill its financial obligations to the “Second Party” on the due date as are indicated in the above paragraphs.

(c)	The “Second Party” reserves all rights to immediately cancel and withdraw from this Agreement upon failure by the “First Party” to effect payments on the indicative dates.

5.	General.

(a)

Any notice required hereof shall be in writing and delivered by Courier, Certified Mail or by tele-fax, e-mail e.fax to the other part's address provided elsewhere herein. The parties acknowledge and agree that tele-fax copies are legally acceptable and considered original documents.

(b)

The Force Majeure clause of ICC Standards is hereby incorporated into this Agreement and neither party shall be liable for failure to perform where the clause is applicable, except in making payment for value received or for services rendered.

(c)	Changes or deletion of any part of this Agreement shall have no effect unless agreed in writing by all parties hereto.

(d)	The parties hereto accept liability for taxes, imposts, levies, duties, charges and any other Institutional costs applicable to the execution of their part in this Agreement.

(e)

This is a full recourse Commercial Agreement. When executed, this Agreement shall embody the full understanding and agreement between the parties and shall supersede all other understandings, verbal or written. All statements, undertakings and representations are made without omission of any material fact, with personal, corporate and legal responsibility, under Penalty of Perjury.

(f)

This Agreement is in conformity with ICC rules of Arbitration and drawn under and subject to the laws of the United Kingdom, which shall have exclusive jurisdiction over its validity, application and interpretation in the event of dispute, breach or claim of breach. Each signatory to this Agreement confirms and declares that he or she is empowered, legally qualified and authorized by an appropriate Board of Directors Resolution to execute and deliver this Agreement and to be bound by its Terms and Conditions.

(g)

This Agreement commences and becomes valid when authorized parties have affixed their signatures to this page and have initialed all other pages thereof. This Agreement shall remain valid without respect to invalidity, failure or inability to enforce any part hereof.

This Agreement shall terminate on conclusion of the transaction set forth or upon expiration.

THIS AGREEMENT is now, therefore, executed this 28th day of November, 2012

AGREEMENT TO TERMS

Shall be an executed contract Agreement enforceable and admissible for all signatures on this Agreement received by the way of Facsimile, Mail and/or E-mail purposes as may be necessary under the terms of the Agreement.

All signatories hereto acknowledge that they have read the foregoing Agreement and by their initials and signature that they have full and complete authority to execute the document for and in the name of the party for which they have given their signature.

ACCEPTED AND AGREED

Electronic signature is valid and accepted as hand signature

This Agreement shall terminate on conclusion of the transaction set forth or upon expiration.

THIS AGREEMENT is now, therefore, executed this 28th day of November, 2012

First Party

/s/ GGS MINING

GGS MINING

Second Party

/s/ TTM GLOBAL ENTERPRISES LIMITED

TTM GLOBAL ENTERPRISES LIMITED